UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2013

INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-34400	98-0626632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170/175 Lakeview Dr. Airside Business Park Swords, Co. Dublin Ireland
(Address of principal executive offices, including zip code)

+ (353) (0) 18707400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On June 6, 2013, Mr. Peter C. Godsoe retired from the Board of Directors (the “Board”) of Ingersoll-Rand plc (the “Company”) in accordance with the Company’s Corporate Governance Guidelines due to his attaining the age 75 prior to the 2013 Annual General Meeting held on June 6, 2013 (the “Annual General Meeting”).
(e)    On April 3, 2013, the Board approved the Company’s Incentive Stock Plan of 2013 (the “2013 Plan”), subject to approval by the Company’s shareholders at the Annual General Meeting. The Company’s shareholders approved the 2013 Plan at the Annual General Meeting.
There are 20,000,000 shares subject to the 2013 Plan. The Compensation Committee of the Board (the “Compensation Committee”) will determine who receives awards, the types and amounts of awards and the terms and conditions of awards. No new awards may be granted more than ten years after June 6, 2013 but the term of individual awards may extend beyond this date.
A more complete description of the material terms of the 2013 Plan can be found in Proposal No. 4 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2013 (the “Proxy Statement”).
On June 6, 2013, the Compensation Committee approved the form of equity award agreements filed as Exhibits 10.1, 10.2 and 10.3 pursuant to which directors and executive officers of the Company may receive equity awards under the 2013 Plan.

Item 5.03.	Amendment of Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 6, 2013, shareholders of the Company approved amendments to the Company’s Articles of Association to:
(1) give the Board of Directors authority to declare non-cash dividends;
(2) expand the authority to execute instruments of transfer; and
(3) provide for escheatment in accordance with U.S. laws.
A more complete description of these amendments are found in Proposals No. 5, 7 and 8 in the Company’s Proxy Statement. The amended and restated Articles of Association are filed as Exhibit 3.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the Annual General Meeting, the Company’s shareholders:
(1) elected all twelve of the Company’s nominees for director;
(2) provided advisory approval of the compensation of the Company’s named executive officers;
(3) approved the appointment of PricewaterhouseCoopers to serve as the Company’s independent auditors for the fiscal year ending December 31, 2013 and authorized the Audit Committee to set the auditors’ remuneration;
(4) approved the 2013 Plan;
(5) approved an amendment to the Articles of Association to give the Board of Directors authority to declare non-cash dividends;
(6) approved a capital reduction and the creation of distributable reserves;
(7) approved an amendment to the Company’s Articles of Association to expand the authority to execute instruments of transfer; and
(8) approved an amendment to the Company’s Articles of Association to provide for escheatment in accordance with U.S. laws.
Shares were voted on these proposals as follows:

Proposals 1(a)-(l). Election of twelve (12) directors to hold office until the Company’s next Annual General Meeting of Shareholders:

	Nominees	For	Against	Abstain	Broker Non Vote
(a)	Ann C. Berzin	234,108,610	3,828,171	1,197,070	22,398,580
(b)	John Bruton	235,469,121	2,116,342	1,548,388	22,398,580
(c)	Jared L. Cohon	229,172,060	8,624,808	1,336,983	22,398,580
(d)	Gary D. Forsee	227,130,695	10,428,028	1,575,128	22,398,580
(e)	Edward E. Hagenlocker	234,873,971	2,849,079	1,410,801	22,398,580
(f)	Constance J. Horner	226,757,296	11,044,581	1,331,974	22,398,580
(g)	Michael W. Lamach	229,612,661	6,464,528	3,056,662	22,398,580
(h)	Theodore E. Martin	232,886,444	4,688,792	1,558,615	22,398,580
(i)	Nelson Peltz	232,356,628	4,957,565	1,819,658	22,398,580
(j)	John P. Surma	185,318,945	52,027,020	1,787,886	22,398,580
(k)	Richard J. Swift	229,857,178	7,629,092	1,647,581	22,398,580
(l)	Tony L. White	233,396,387	4,287,225	1,450,239	22,398,580
Proposal 2. Advisory approval of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non Vote
211,977,941	8,499,687	18,656,223	22,398,580

Proposal 3. Appointment of PricewaterhouseCoopers as the independent auditors of the Company for the fiscal year ending December 31, 2013 and authorization of the Audit Committee to set the auditors’ remuneration:

For	Against	Abstain	Broker Non Vote
253,319,862	6,751,968	1,460,601	—
Proposal 4. Approval of the Company’s Incentive Stock Plan of 2013:

For	Against	Abstain	Broker Non Vote
203,315,594	17,963,982	17,854,275	22,398,580
Proposal 5. Approval of an amendment of the Company’s Articles of Association to give the Board of Directors authority to declare non-cash dividends:

For	Against	Abstain	Broker Non Vote
253,854,715	4,635,450	3,042,266	—
Proposal 6. Approval of capital reduction and creation of distributable reserves:

For	Against	Abstain	Broker Non Vote
255,354,581	3,247,072	2,930,778	—
Proposal 7. Approval of an amendment of the Company’s Articles of Association to expand the authority to execute instruments of transfer:

For	Against	Abstain	Broker Non Vote
254,441,326	3,747,925	3,343,180	—
Proposal 8. Approval of an amendment of the Company’s Articles of Association to provide for escheatment in accordance with U.S. laws:

For	Against	Abstain	Broker Non Vote
255,655,260	3,027,562	2,849,609	—

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Articles of Association, as amended and restated on June 6, 2013

10.1	Form of IR Stock Option Agreement

10.2	Form of IR Restricted Stock Unit Agreement

10.3	Form of IR Performance Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND PUBLIC LIMITED COMPANY

Date: June 10, 2013	/s/ Barbara A. Santoro
Barbara A. Santoro
Vice President – Corporate Governance and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Association, as amended and restated on June 6, 2013

10.1	Form of IR Stock Option Agreement

10.2	Form of IR Restricted Stock Unit Agreement

10.3	Form of IR Performance Stock Unit Agreement